EXHIBIT 21

                            INTERNATIONAL SPECIALTY PRODUCTS INC.
                                     LIST OF SUBSIDIARIES

                                                                    STATE OF
COMPANY                                                           INCORPORATION
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International Specialty Products Inc.                               Delaware
     ISP Management Company, Inc.                                   Delaware
     ISP Minerals Inc.                                              Delaware
     ISP Filters Inc.                                               Delaware
     ISP Technologies Inc.                                          Delaware
     ISP Mineral Products Inc.                                      Delaware
     ISP Environmental Services Inc.                                Delaware
     Bluehall Incorporated                                          Delaware
        Verona Inc.                                                 Delaware
     ISP Realty Corporation                                         Delaware
     ISP Real Estate Company, Inc.                                  Delaware
     International Specialty Products Funding Corporation           Delaware
     ISP Chemicals Inc.                                             Delaware
       ISP Newark Inc.                                              Delaware
       ISP Van Dyk Inc.                                             Delaware
       ISP Fine Chemicals Inc.                                      Delaware
       ISP Freetown Fine Chemicals Inc.                             Delaware
       ISP Investments Inc.                                         Delaware
         ISP Global Technologies Inc.                               Delaware
           ISP International Filters Inc.                           Delaware
           ISP International Corp.                                  Delaware
             ISP (Puerto Rico) Inc.                                 Delaware
           GAF Huls Chemie GmbH                                     Germany
           ISP Andina, C.A.                                         Venezuela
           ISP Argentina S.A.                                       Argentina
           ISP Asia Pacific Pte Ltd.                                Singapore
           ISP (Australasia) Pte Ltd.                               Australia
           ISP (Belgium) N.V.                                       Belgium
           ISP (Belgium) International N.V.                         Belgium
           ISP do Brasil Ltda.                                      Brazil
           ISP (Canada) Inc.                                        Canada
           ISP Ceska Republika Spol, S.R.O.                         Czech. Rep.
           ISP (China) Limited                                      China
           ISP Colombia Ltda.                                       Colombia
           ISP Filters (Canada) Inc.                                Canada
           ISP Filters Pte Ltd.                                     Singapore
           ISP Freight Service N.V.                                 Belgium
           ISP Global Operations (Barbados) Inc.                    Barbados
           ISP Global Technologies (Belgium) S.A.                   Belgium
           ISP Global Technologies (Germany) Holding GmbH           Germany
           ISP Global Technologies Deutschland GmbH                 Germany
           HPF-Hanseatic Filterprodukte GmbH                        Germany
           International Specialty Products ISP (France) S.A        France
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            ISP Ireland(1)                                         Ireland
            ISP (Great Britain) Co. Ltd.                            England
            ISP (Hong Kong) Limited                                 Hong Kong
            ISP (Italia) S.r.l.                                     Italy
            ISP (Japan) Ltd.                                        Japan
            ISP (Korea) Limited                                     Korea
            ISP  Mexico, S.A. de C.V.                               Mexico
            ISP (Norden) A.B.                                       Sweden
            ISP (Osterreich) Ges.m.g.h.                             Austria
            ISP (Polska) Sp.z. o.p.                                 Poland
            ISP Sales (Barbados) Inc.                               Barbados
            ISP Sales (U.K.) Limited                                Ireland
            ISP (Singapore) Pte Ltd.                                Singapore
            ISP (Switzerland) A.G.                                  Switzerland
            ISP (Thailand) Co., Ltd.                                Thailand
            Chemfields Pharmaceuticals Private Limited(2)           India

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   (1)  25% owned by ISP (Italia) S.r.l.; 75% owned by International Specialty
Products ISP (France) S.A.

   (2)  50.1% owned by ISP Global Technologies Inc.